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Exhibit 99.(a)(1)(ii)

        CONSENT AND LETTER OF TRANSMITTAL

Offer to Exchange any and all of
its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019
for its
$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023
and the Solicitation of Consents
and Rights Offering to Subscribe for up to 40,000,000 Shares of Common Stock

Pursuant to the Offering Memorandum dated April 18, 2017
(as it may be supplemented from time to time, the "Offering Memorandum")

        The Exchange Offer, Consent Solicitation and Rights Offering will expire at 5:00 p.m., New York City time, on May 16, 2017, unless extended by Emergent Capital, Inc. (the "Company") (the Company refers to that time and date, as may be extended, as the "Expiration Time"). The election to purchase Rights Offering Common Stock in the Rights Offering cannot be revoked except that a valid withdrawal of Old Notes tendered in the Exchange Offer will be deemed to have revoked any election to purchase Rights Offering Common Stock in the Rights Offering.

        The Information and Exchange Agent for the Exchange Offer, Consent Solicitation and Rights Offering is:

US Bank, National Association

By facsimile
(for eligible institutions only):
651-466-7367

Confirmation:
651-466-5622

Address:
U. S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402

        DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS CONSENT AND LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID TENDER. THE INSTRUCTIONS ACCOMPANYING THIS CONSENT AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS CONSENT AND LETTER OF TRANSMITTAL IS COMPLETED.

        All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Memorandum.

        This Consent and Letter of Transmittal is to be used (i) if certificates of validly tendered and accepted outstanding 8.50% Senior Unsecured Notes due 2019 (the "Old Notes") are to be forwarded herewith, and (ii) if delivery of Old Notes is to be made by book-entry transfer to an account maintained by the Information and Exchange Agent at the applicable Clearing System pursuant to the procedures set forth in the Offering Memorandum.

        The Company has not provided for any guaranteed delivery provisions in conjunction with the Exchange Offer, the Consent Solicitation or the Rights Offering.

        Holders that are tendering by book-entry transfer to the Information and Exchange Agent's account at DTC must electronically transmit their acceptance of the Exchange Offer through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptances to DTC, which will then verify the acceptance of the Exchange Offer, execute a book-entry transfer into the Information and Exchange Agent's account at DTC and send an Agent's Message to the Information and Exchange Agent for its acceptance. By using the ATOP procedures, holders will not be required to deliver a Consent and Letter of Transmittal to the Information and Exchange Agent. However, holders using the ATOP procedures will be bound by the terms of this Consent and Letter of Transmittal. Delivery of the Agent's Message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of a Consent and Letter of Transmittal by the DTC participant identified in the Agent's Message.

        QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFERING MEMORANDUM AND THIS CONSENT AND LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AND EXCHANGE AGENT.

        THE DELIVERY OF A CONSENT WILL CONSTITUTE AN EXPRESS WAIVER AND RELEASE WITH RESPECT TO ALL CLAIMS AGAINST THE COMPANY ARISING OUT OF ANY BREACH OR DEFAULT THAT MAY HAVE OCCURRED UNDER THE OLD NOTES INDENTURE OR THE OLD NOTES, OTHER THAN CLAIMS FOR PAYMENT OF INTEREST AND PRINCIPAL.

        THIS CONSENT AND LETTER OF TRANSMITTAL DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NEW UNSECURED NOTES OR THE UNDERLYING STOCK TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

        TENDERING HOLDERS MUST COMPLETE THE APPROPRIATE BOX(ES) BELOW WITH RESPECT TO THE OLD NOTES TO WHICH THIS CONSENT AND LETTER OF TRANSMITTAL RELATES.

        List below the Old Notes to which this Consent and Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts of the Old Notes being tendered on a separately executed schedule and affix the schedule to this Consent and Letter of Transmittal.

        Tender of Old Notes pursuant to the Exchange Offer, as well as the delivery of consents with respect to the Old Notes pursuant to the Consent Solicitation, will be accepted only in principal amounts equal to permitted denominations, which are in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, for such Old Notes or such other increment with respect to Old Notes bearing CUSIP number 29102NAB1.

Outstanding 8.50% Senior Unsecured Notes Due 2019 of Emergent Capital, Inc. (CUSIP 452834AE4; 29102NAB1 (PIK Notes))

Name and Address of Registered Holder (fill in, if blank)	Certificate Number(s)(1)	Principal Amount As To Which Consents Are Delivered(2)(3)	Principal Amount Tendered for Exchange(2)(3)(4)

		$	$

(1)	Need not be completed by book-entry holders. Such holders should check the appropriate box below and provide the requested information.
(2)	All principal amounts must be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except with respect to Old Notes bearing CUSIP number 29102NAB1.
(3)	Holders who tender Old Notes pursuant to the Exchange Offer are obligated to deliver Consents with respect to such Old Notes in order for such Old Notes to be accepted. In addition, holders may not deliver Consents with respect to their Old Notes without also tendering such Old Notes.
(4)	The aggregate principal amount of Old Notes tendered by a holder of Old Notes shall be deemed to include additional Old Notes in a principal amount equal to accrued and unpaid interest on the Old Notes held by such holder through and excluding the Settlement Date (as defined in the Offering Memorandum).

 Tendering Old Notes and Delivering Consents and
Election to Subscribe for Common Stock in the Rights Offering

        The undersigned has completed, executed and delivered this Consent and Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer, Consent Solicitation and Rights Offering. Holders who wish to tender their Old Notes must complete this letter in its entirety.

        In order to participate in the Exchange Offer, holders of Old Notes must tender all (and not less than all) of their Old Notes in the Exchange Offer, Consent Solicitation and Rights Offering.

        For holders that are tendering Old Notes and delivering consents:

☐	CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.
☐
CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE INFORMATION AND EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

        For holders that are exercising Rights in the Rights Offering:

        Initial Rights Offering Common Stock Purchase Election

☐	CHECK HERE TO ELECT TO SUBSCRIBE FOR A FULL ALLOTMENT OF RIGHTS OFFERING COMMON STOCK IN THE RIGHTS OFFERING
☐	CHECK HERE TO ELECT TO SUBSCRIBE FOR LESS THAN A FULL ALLOTMENT OF RIGHTS OFFERING COMMON STOCK IN THE RIGHTS OFFERING
Indicate below the number of shares of Rights Offering Common Stock less than a Full Allotment for which you wish to subscribe.

  Remainder Shares Election

        Check a box below only if you have checked the box above in the Initial Rights Offering Common Stock Purchase Election to subscribe for a Full Allotment of Rights Offering Common Stock in the Rights Offering

        Use the first box below to indicate your election to subscribe for your full pro rata portion of the Remainder Shares without limiting the number of Remainder Shares for which you subscribe. Use the second box below to indicate your election to subscribe for that maximum number of Remainder Shares you indicate on the line below the box. If you check the second box, and if the number you indicate exceeds your Additional Full Allotment, you authorize the Information and Exchange Agent to reduce your indicated maximum number of Remainder Shares to your Additional Full Allotment minus one share of Rights Offering Common Stock.

☐	CHECK HERE TO ELECT TO SUBSCRIBE FOR YOUR ADDITIONAL FULL ALLOTMENT
☐	CHECK HERE TO ELECT TO SUBSCRIBE FOR A MAXIMUM NUMBER OF REMAINDER SHARES
Indicate below the maximum number of Remainder Shares for which you wish to subscribe:

Do not deliver any cash payment for Rights Offering Common Stock with this Consent and Letter of Transmittal. Sales of Rights Offering Common Stock will be completed pursuant to a separate private placement transaction pursuant to Rule 506(b) under the Securities Act.

        The undersigned hereby certifies that he, she or it is an "accredited investor" as defined in the Securities Act, pursuant to the following definition (please check the applicable box):

☐	CHECK HERE TO IF YOU ARE a natural person who has a net worth or joint net worth with his or her spouse (excluding the value of any residential real estate) in excess of $1,000,000 at the time of his or her tender.
☐
CHECK HERE TO IF YOU ARE a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or a joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
☐	CHECK HERE TO IF YOU ARE a director or executive officer of the Company.
☐
CHECK HERE TO IF YOU ARE either: (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, (f) a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is a bank, a savings and loan association, an insurance company or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who otherwise meet these suitability standards.
☐	CHECK HERE TO IF YOU ARE a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐
CHECK HERE TO IF YOU ARE an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000 or any similar entity satisfying the requirements of Rule 501(a)(3).
☐
CHECK HERE TO IF YOU ARE a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of participating in the Exchange Offer, Consent Solicitation and Rights Offering, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.
☐	CHECK HERE TO IF YOU ARE is a corporation, partnership, limited liability company or other entity in which each and every equity owner of such entity qualifies under any of the above.

        Your failure to check a box above with respect to your accredited investor status shall be deemed a defect in your election to subscribe for Rights Offering Common Stock in the Rights Offering and, until corrected, your subscription for Rights Offering Common Stock will not be deemed to have been validly made and will not be honored.

        The undersigned hereby consents to the Proposed Amendments with respect to the principal amount of Old Notes indicated in the table above under the column heading "Principal Amount as to Which Consents are Delivered."

        THE UNDERSIGNED HEREBY EXPRESSLY WAIVES AND RELEASES THE COMPANY WITH RESPECT TO ALL CLAIMS AGAINST THE COMPANY ARISING OUT OF ANY BREACH OR DEFAULT THAT MAY HAVE OCCURRED UNDER THE OLD NOTES INDENTURE OR THE OLD NOTES, OTHER THAN CLAIMS FOR PAYMENT OF INTEREST AND PRINCIPAL.

 NOTE: SIGNATURES MUST BE PROVIDED BELOW
BY ALL HOLDERS TENDERING OLD NOTES
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        By the execution hereof, the undersigned hereby acknowledges receipt of the Offering Memorandum dated April 18, 2017 (as it may be supplemented and amended from time to time, the "Offering Memorandum"), of Emergent Capital, Inc. (the "Company") and this Consent and Letter of Transmittal (as it may be supplemented and amended from time to time, this "Consent and Letter of Transmittal"). We urge you to review the Offering Memorandum for the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering. Certain terms used but not defined herein have the meaning given to them in the Offering Memorandum.

        Upon the terms and subject to the conditions of the Exchange Offer and the terms and conditions set forth in this Consent and Letter of Transmittal, the undersigned hereby tenders to the Company the above described principal amount of Old Notes in exchange for the New Unsecured Notes and, at the election of each holder, a subscription to purchase Common Stock of the Company pursuant to the Rights Offering, less any applicable withholding taxes. The undersigned authorizes the Exchange Agent to withhold New Unsecured Notes to satisfy any such withholding obligation.

        The undersigned elects to have his, her or its Old Notes exchanged pursuant to the following, as indicated by checking the appropriate box(es) in "Tendering Old Notes and Delivering Consents," above:

        For each $1,000 principal amount of the Old Notes accepted for exchange in the Exchange Offer, holders will receive $1,000 principal amount of the Company's 5.00% Senior Unsecured Convertible Notes Due 2023 (the "New Unsecured Notes") and a right to subscribe for 500 shares of our Common Stock at a price of $0.20 per share; provided, that the aggregate maximum number of shares of Common Stock to be issued in connection with the Rights Offering shall not exceed 40,000,000.

        A holder of Old Notes who has subscribed for its Full Allotment of Rights Offering Common Stock in the Rights Offering by checking the box above to subscribe for its Full Allotment will have an opportunity to subscribe for additional shares of Rights Offering Common Stock in the Rights Offering pursuant to the Remainder Shares Election. If you have subscribed for your Full Allotment, please follow the instructions for making a Remainder Shares Election to the extent you wish to subscribe for Remainder Shares. If you wish to subscribe for your Additional Full Allotment, please check the box above indicating your election to do so. If you wish to subscribe for up to a maximum amount of Remainder Shares, please check the box above indicating your election to do so and indicate in the space provided the maximum number of Remainder Shares for which you elect to subscribe pursuant to the Remainder Shares Election.

        If the undersigned delivers this Consent and Letter of Transmittal and tenders Old Notes into the Exchange Offer and fails to make an election with respect to the Rights Offering, the undersigned will be deemed to have elected not to participate in the Rights Offering with respect to all Old Notes tendered pursuant to this Consent and Letter of Transmittal. If the undersigned does not elect to participate in the Rights Offering pursuant to this Consent and Letter of Transmittal, the undersigned shall not have the right to participate in the Rights Offering in the future meaning that the offer to purchase Rights Offering Common Stock will no longer be effective with respect to the undersigned and will be deemed rescinded as to the undersigned.

        Subject to and effective upon the acceptance for exchange of Old Notes tendered herewith, the undersigned hereby (1) irrevocably sells, assigns and transfers to the Company, all right, title and interest in and to all such Old Notes as are being tendered herewith, (2) waives and releases the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Old Notes, including without limitation, any claims against the Company arising out of any breach or default that may have occurred under the Old Notes Indenture, other than claims for payment of interest and principal and (3) irrevocably appoints the Information and Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Information and Exchange Agent is also acting as agent of the Company with respect to the tendered Old Notes with full power coupled with an interest) to (a) deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the Company's order, (b) present the Old Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer.

        Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of, or exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange, or exchange, the Old Notes tendered pursuant to the Exchange Offer, the Company may instruct the Information and Exchange Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth in the Offering Memorandum.

        Tendered Old Notes may be validly withdrawn at any time at or prior to the Expiration Time.    Prior to the execution of the Supplemental Indenture, if a holder withdraws its tendered Old Notes such holder will be deemed to have revoked its consents to the Proposed Amendments and may not deliver consents without re-tendering its Old Notes. Old Notes cannot be withdrawn after the Expiration Time. In the event that the Exchange Offer and Consent Solicitation is terminated, withdrawn or otherwise not successfully completed at or prior to the Expiration Time, no consideration will be paid or become payable to holders who have tendered their Old Notes pursuant to the Exchange Offer. In any of these events:

  •
  Old Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders;

  •
  the Supplemental Indenture will not be executed or, if the Supplemental Indenture had been executed prior to the Exchange Offer and Consent Solicitation being terminated, the Proposed Amendments in the executed Supplemental Indenture will not become operative; and

  •
  no Rights Offering Common Stock will be issued.

        Holders of Old Notes may not tender their Old Notes without delivering a consent with respect to the Old Notes tendered.

        The undersigned hereby represents and warrants that the undersigned is the beneficial owner of all of the Old Notes indicated above and has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby, and to subscribe for the Common Stock pursuant to the Rights Offering (if electing to participate in the Rights Offering), and that, when such Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies. The undersigned will, upon reasonable request, execute and deliver any additional documents deemed by the Company or the Information and Exchange Agent to be reasonably necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. The undersigned agrees to all of the terms and conditions of the Exchange Offer.

        The undersigned understands that tenders of Old Notes pursuant to any one of the procedures described in the Offering Memorandum and in the instructions herein will, upon the Company's acceptance for exchange of such tendered Old Notes, constitute a binding agreement between the undersigned and the Company, upon the terms and subject to the conditions of the Exchange Offer.

        The Exchange Offer is subject to certain conditions described in the section of the Offering Memorandum entitled "Conditions of the Exchange Offer and the Consent Solicitation."

        The name(s) and address(es) of the registered holder(s) of the Old Notes tendered hereby should be printed above, if they are not already set forth above, as they appear on the certificates representing such Old Notes, if any. The certificate number(s) and the Old Notes that the undersigned wishes to tender should be indicated in the appropriate boxes above, to the extent applicable.

        Unless otherwise indicated in the box entitled "Special Delivery Instructions" in this Consent and Letter of Transmittal, certificates for all New Unsecured Notes delivered in exchange for tendered Old Notes will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If the New Unsecured Notes are to be mailed to someone other than the person(s) signing this Consent and Letter of Transmittal or at an address different than the address shown on this Consent and Letter of Transmittal, the appropriate boxes of this Consent and Letter of Transmittal should be completed. If Old Notes are surrendered by holder(s) that have completed either the boxes entitled "Special Delivery Instructions" in this Consent and Letter of Transmittal, signature(s) on this Consent and Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor (as defined in instruction 4).

        All authority herein conferred or agreed to be conferred in this Consent and Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives successors and assigns of the undersigned.

        All questions as to form of all documents and the validity (including time of receipt) and acceptance of deliveries and revocations of consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

        THE UNDERSIGNED, BY COMPLETING THE BOX(ES) ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX.

 NOTE: SIGNATURES MUST BE PROVIDED BELOW
BY ALL HOLDERS DELIVERING CONSENTS.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby delivers its written consent to the Proposed Amendments with respect to the principal amount of Old Notes indicated in the table above under the column heading "Principal Amount As To Which Consents are Delivered." The undersigned understands that even though it has given its consent, the effectiveness of the Proposed Amendments are conditional upon the receipt of the Requisite Consents, and the Proposed Amendments will not become operative until all of the Old Notes that have been tendered prior to the date of the related Supplemental Indenture have been accepted for payment and paid for in accordance with the terms of the Offering Memorandum. Pursuant to the Master Transaction Agreement, holders of approximately 91.5% of the outstanding principal amount of the Old Notes outstanding as of April 18, 2017, have, subject to certain conditions, agreed to, among other things, consent to the Proposed Amendments. As a result, it is expected that no additional consents from holders of Old Notes will be needed to be validly delivered in the Consent Solicitation in order to obtain the Requisite Consents to adopt the Proposed Amendments.

        The undersigned hereby irrevocably constitutes and appoints the Information and Exchange Agent the true and lawful Information and Exchange Agent and attorney-in-fact of the undersigned (with full knowledge that the Information and Exchange Agent also acts as the agent of the Company) with respect to such Old Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver to the Company and the trustee under the indenture governing the Old Notes to which this consent relates, this consent as evidence of the undersigned's consent to the Proposed Amendments and as certification that Requisite Consents to the Proposed Amendments have been duly executed and delivered.

        The undersigned agrees and acknowledges that by the execution and delivery hereof, the undersigned makes and provides its written consent to the Proposed Amendments with respect to the aggregate principal amount of Old Notes held by the undersigned and indicated in the table above under the column heading "Principal Amount As To Which Consents are Delivered," in the Offering Memorandum, as permitted by the indenture governing the Old Notes to which this consent relates. The undersigned agrees and acknowledges that it will not receive any payment from the Company for delivering the consent. Prior to the Expiration Time, if a holder withdraws its tendered Old Notes such holder will be deemed to have revoked its consents to the Proposed Amendments and may not deliver consents without re-tendering its Old Notes. After the Expiration Time, consents to the Proposed Amendments may not be validly revoked. The undersigned understands that the consent provided hereby shall remain in full force and effect until such consent is revoked in accordance with the procedures set forth in Instruction 9 to this consent, which procedures are hereby agreed to be applicable in lieu of any and all other procedures for revocation set forth in the Indenture governing the Old Notes to which this consent relates, which the undersigned hereby waives.

        If the Consent Solicitation is amended prior to the Expiration Time in a manner determined by the Company to constitute a material adverse change to the holders of Old Notes, the Company will disclose promptly such amendment and, if necessary, extend the Consent Solicitation for a period deemed by the Company to be adequate to permit holders to deliver their consents.

        Consents received by the Information and Exchange Agent will be deemed to have been accepted if, as and when the Company gives written notice to the related trustee of the receipt by the Information and Exchange Agent of the Requisite Consents, and the related Supplemental Indenture is executed.

        By signing this Consent and Letter of Transmittal, the undersigned represents, warrants and acknowledges that the undersigned has full power and authority to give the consent contained herein and is the registered holder or beneficial owner of the Old Notes indicated on the table above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Information and Exchange Agent or by the Company to be reasonably necessary or desirable to perfect the undersigned's consent to the Proposed Amendments or to complete the execution of the Supplemental Indenture.

        All authority conferred or agreed to be conferred by this consent shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        All questions as to form of all documents and the validity (including time of receipt) and acceptance of deliveries and revocations of consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

 TENDERING HOLDER(S) SIGN HERE
(To be completed by all tendering holders of Old Notes)
(In addition, complete Form W-9 or applicable Form W-8; see Instruction 12)

PLEASE SIGN HERE	PLEASE SIGN HERE
Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

        This Consent and Letter of Transmittal must be signed by registered holder(s) exactly as name(s) appear(s) on the Old Notes or on a security position listing as the owner of the Old Notes or by person(s) authorized to become registered holder(s) by validly completed bond powers transmitted herewith. See Instruction 3. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please submit evidence satisfactory to the Company of such person's authority to so act and provide the following information:

        If the signature appearing below is not of the registered holder(s) of the Old Notes, then the registered holder(s) must sign a valid proxy in favor of the person whose signature appears below. The signature on the proxy must be guaranteed by an Eligible Institution (as defined below). The proxy should accompany this Consent and Letter of Transmittal.

Name:	Name:

Title:	Title:

Address:	Address:

Telephone Number:	Telephone Number:

Dated:	Dated:

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number

 SIGNATURE GUARANTEE
(If required; see Instruction 4)

Name of Eligible Institution
Guaranteeing Signature:

Signature(s) Guaranteed by an
Eligible Institution:

Authorized Signature

Address:

Telephone Number:

Signature(s) Guaranteed by an
Eligible Institution:

Authorized Signature

Printed Name:

Capacity (full title):

Date:

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 4 and 5)

        To be completed ONLY if the New Unsecured Notes or any Old Notes that are not accepted are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue:	☐	New Unsecured Notes to:
	☐	Old Notes to:

Name(s)

Address

Telephone Number:

DTC Account:

(Tax Identification or Social Security number)

 INSTRUCTIONS

Forming Part of the Terms and Conditions of
the Exchange Offer, Consent Solicitation and Rights Offering

1.     Delivery of this Consent and Letter of Transmittal

        All physically delivered Old Notes or confirmation of any book-entry transfer to the Information and Exchange Agent's account at DTC, as well as a validly completed and duly executed copy of this Consent and Letter of Transmittal (or facsimile thereof), and any other documents required by this Consent and Letter of Transmittal with any required signature guarantees or, in the case of a book-entry transfer, an appropriate Agent's Message, must be received by the Information and Exchange Agent at any of its addresses set forth herein on or prior to the Expiration Time. The method of delivery of this Consent and Letter of Transmittal, the Old Notes and all other required documents is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service or deliver by facsimile. Except as otherwise provided below, the delivery will be deemed made only when actually received by the Information and Exchange Agent.

        Any beneficial holder whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial holder's behalf. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing this Consent and Letter of Transmittal and tendering Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial holder's own name or obtain a validly completed bond power from the registered holder. Beneficial holders should be aware that the transfer of registered ownership may take considerable time.

        Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

        The Company expressly reserves the right, at any time or from time to time, to extend the Expiration Time.

        Holders of Old Notes may not tender their Old Notes without delivering a consent with respect to the Old Notes tendered and holders of Old Notes may not deliver a consent with respect to any Old Notes without tendering the relevant Old Notes.

THIS CONSENT AND LETTER OF TRANSMITTAL
SHOULD NOT BE SENT TO THE COMPANY OR DTC.

2.     Permitted Denominations.

        Tender of Old Notes pursuant to the Exchange Offer as well as consents with respect to the Old Notes, pursuant to the Consent Solicitation will be accepted only in principal amounts equal to permitted denominations, which are in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, for such Old Notes or such other increment with respect to Old Notes bearing CUSIP number 29102NAB1.

        If the undersigned seeks to tender their Old Notes, the undersigned must tender all of its Old Notes. All Old Notes delivered to the Information and Exchange Agent will be deemed to have been tendered in full unless otherwise indicated. No alternative, conditional or contingent tenders will be accepted. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as promptly as practicable.

3.     Consents to Proposed Amendments

        A valid consent to the Proposed Amendments may be given only by a holder or its attorney-in-fact. A beneficial owner who is not a holder must arrange with the holder to execute and deliver a consent on its behalf, obtain a properly completed irrevocable proxy that authorizes such beneficial owner to consent to the Proposed Amendments on behalf of such holder or become a holder. Notwithstanding the foregoing, any DTC participant which has Old Notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a consent to the Proposed Amendments as though it were the registered holder by so completing, executing and delivering this Consent and Letter of Transmittal. A DTC participant using ATOP may validly deliver a consent using ATOP with respect to the Old Notes transferred through ATOP.

4.     Signature on this Consent and Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

        If this Consent and Letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever. If this Consent and Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the owner of the Old Notes.

        If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Consent and Letter of Transmittal.

        If a number of Old Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Consent and Letter of Transmittal as there are different registrations of Old Notes.

        Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor"), unless the Old Notes tendered thereby are tendered (i) by a holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed the box entitled "Special Delivery Instructions" on this Consent and Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). If the Old Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Old Notes not accepted for exchange or not tendered are to be returned to a person other than, the holder, then the signatures on the Consent and Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

        If this Consent and Letter of Transmittal is signed by the registered holder or holders of Old Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Old Notes) listed and tendered hereby, no endorsements of the tendered Old Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Old Notes, the registered holder (or acting holder) must either validly endorse the Old Notes or transmit validly completed bond powers with this Consent and Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Old Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Old Notes, exactly as the name of the participant appears on such security position listing), with the signature on the Old Notes or bond power guaranteed by a Medallion

Signature Guarantor (except where the Old Notes are tendered for the account of an Eligible Institution).

        If Old Notes are to be tendered by any person other than the person in whose name the Old Notes are registered, the Old Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the holder or holders appear on the Old Notes, with the signature(s) on the Old Notes or instruments of transfer guaranteed as provided above, and this Consent and Letter of Transmittal must be executed and delivered either by the holder or holders, or by the tendering person pursuant to a valid proxy signed by the holder or holders, which signature must, in either case, be guaranteed as provided below.

5.     Special Delivery and Payment Instructions.

        Tendering holders should indicate, in the applicable box, the name and address in which the New Unsecured Notes or Old Notes for principal amounts not accepted for exchange are to be delivered (or deposited), if different from the names and addresses of the person signing this Consent and Letter of Transmittal. Holders of Old Notes tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at DTC as such holder may designate hereon.

        If no instructions are given, the New Unsecured Notes (and any Old Notes not accepted) will be issued in the name of and delivered to the acting holder of the Old Notes or deposited at such holder's account maintained at DTC, as applicable.

6.     Transfer Taxes.

        Subject to the next succeeding sentence, the Company shall pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, transfer taxes are payable in circumstances where certificates representing the New Unsecured Notes, or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of any person other than the registered holder of the Old Notes tendered or where tendered Old Notes are registered in the name of any person other than the person signing this Consent and Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

        Except as provided in this Instruction 6, it will not be necessary for transfer stamps to be affixed to the Old Notes listed in this Consent and Letter of Transmittal.

7.     Waiver of Conditions.

        The Company reserves the right to waive, with the prior written consent of PJC Investments, LLC ("PJC"), any of the specified conditions (other than receipt of the Requisite Consents) to the Exchange Offer set forth in the Offering Memorandum.

8.     Mutilated, Lost, Stolen or Destroyed Notes.

        Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Information and Exchange Agent at the address indicated above for further instructions.

9.     Withdrawal of Tenders and Revocation of Consents.

        Tendered Old Notes may be validly withdrawn at any time at or prior to the Expiration Time.

        Prior to the execution of the Supplemental Indenture, if a holder withdraws its tendered Old Notes such holder will be deemed to have revoked its consents to the Proposed Amendments and may not deliver consents without re-tendering its Old Notes. Old Notes cannot be withdrawn after the Expiration Time. If the Exchange Offer is terminated without any Old Notes being accepted, previously delivered consents will be deemed revoked, and the terms of the Proposed Amendments will not become operative.

        Holders of Old Notes may not tender their Old Notes without delivering a consent with respect to the Old Notes tendered and holders of Old Notes may not deliver a consent with respect to any Old Notes without tendering the relevant Old Notes.

        A holder who validly withdraws previously tendered Old Notes and does not validly re-tender Old Notes at or prior to the Expiration Time will not receive the exchange consideration. A holder who validly withdraws previously tendered Old Notes at or prior to the Expiration Time and validly re-tenders Old Notes at or prior to the Expiration Time will receive the exchange consideration.

        Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer or any consents delivered pursuant to the Consent Solicitation, as applicable, is delayed (whether before or after our acceptance for exchange of Old Notes) or we extend the Exchange Offer or Consent Solicitation, or are unable to accept for exchange, or exchange the Old Notes tendered pursuant to the Exchange Offer, we may instruct the Information and Exchange Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, and all consents previously delivered and not revoked will remain subject to the Consent Solicitation, except to the extent that you are entitled to the withdrawal and revocation rights set forth herein.

        To be effective, a written or facsimile transmission notice of withdrawal of a tender or revocation of a consent or a properly transmitted "Request Message" through DTC's ATOP system for a withdrawal, must comply with the terms set forth in the Offering Memorandum.

        If the Old Notes to be withdrawn have been delivered or otherwise identified to the Information and Exchange Agent, a signed notice of withdrawal or revocation, as applicable, is effective immediately upon receipt by the Information and Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a Request Message). A withdrawal of Old Notes and the revocation of consents can only be accomplished in accordance with the foregoing procedures.

        If you withdraw Old Notes, you will have the right to re-tender them at or prior to the Expiration Time in accordance with the procedures described above for tendering Old Notes. If we amend or modify the terms of the Exchange Offer or the Consent Solicitation, or the information concerning the Exchange Offer or Consent Solicitation in a manner determined by us to constitute a material change to holders of Old Notes, we will disseminate additional Exchange Offer materials and extend the period of such Exchange Offer or Consent Solicitation, including any withdrawal or revocation rights, to the extent required by law and as we determine necessary. An extension of the Expiration Time will not affect a holder's withdrawal rights unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law.

10.   Extension of Exchange Offer.

        Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer or any consents delivered pursuant to the Consent Solicitation, as applicable, is delayed (whether before or after our acceptance for exchange of Old Notes) or we extend the Exchange Offer or Consent Solicitation, or are unable to accept for exchange, or exchange the Old Notes tendered pursuant to the Exchange Offer, we may instruct the Information and Exchange Agent to retain tendered Old Notes, and those

Old Notes may not be withdrawn, and all consents previously delivered will remain subject to the Consent Solicitation.

11.   Rights Offering Procedure.

        A holder who desires to make an election to purchase Rights Offering Common Stock in the Rights Offering must complete the section "Tendering Old Notes and Delivering Consents" in this Consent and Letter of Transmittal. Please note that the aggregate number of shares of Common Stock purchasable by all holders of Old Notes in the Rights Offering shall not exceed 40,000,000 shares of Common Stock. The actual number of shares of Common Stock purchasable by the undersigned will depend on the aggregate principal amount of Old Notes that the undersigned tenders in the Exchange Offer and the effect of any pro rationing pursuant to the terms and conditions of the Rights Offering. Do not transmit cash with the delivery of this Consent and Letter of Transmittal. You will receive a separate notice from the Company instructing you when and where to wire transfer cash to purchase shares of Rights Offering Common Stock for which you have subscribed in the Rights Offering. Sales of shares of Rights Offering Common Stock will be made pursuant to a separate private placement transaction in which those purchasing shares of Rights Offering Common Stock may complete an additional accredited investor questionnaire.

12.   Requests for Assistance or Additional Copies.

        Questions and requests for assistance relating to this Consent and Letter of Transmittal, additional copies of the Offering Memorandum, other related documents and relating to the procedure for tendering may be directed to the Information and Exchange Agent at the address and telephone number set forth above.

13.   Validity and Form.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Old Notes or delivery of consents pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in their sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Old Notes or delivery of consents determined by the Company not to be in proper form, or if the acceptance of or exchange of such Old Notes may, in the opinion of the Company' counsel, be unlawful. The Company also reserves the right to waive any conditions to the Exchange Offer (other than receipt of the Requisite Consents, which cannot be waived) with the prior written consent of PJC.

        Your tender and delivery of consents will not be deemed to have been validly made until all defects or irregularities in your tender and delivery have been cured or waived. Your failure to check a box above with respect to your accredited investor status shall be deemed a defect in your election to subscribe for Rights Offering Common Stock in the Rights Offering and, until corrected, your subscription for Rights Offering Common Stock will not be deemed to have been validly made and will not be honored. Your failure to check a box above with respect to your accredited investor status shall be deemed a defect in your election to subscribe for Rights Offering Common Stock in the Rights Offering and, until corrected, your subscription for Rights Offering Common Stock will not be deemed to have been validly made and will not be honored.

        All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender or delivery or revocation of a consent will be determined by the Company in its sole discretion, which determination shall be final and binding. None of the Company, the Information and Exchange Agent or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes or consents, or will incur any liability for failure to give any such notification.

14.   Important Tax Information.

        Under current U.S. federal income tax law, the Information and Exchange Agent (as payor) may be required to withhold a portion of any payments made to certain holders (or other payees) pursuant to the Exchange Offer and other transactions described in the Offering Memorandum. To avoid such backup withholding, each tendering U.S. holder (as defined in the instructions to Form W-9) or other U.S. payee must provide the Information and Exchange Agent with its correct taxpayer identification number ("TIN") and certify that it is not subject to backup withholding by completing Form W-9 of the Internal Revenue Service (the "IRS"), or otherwise establish an exemption from the backup withholding rules. In general, for an individual, the TIN is such individual's social security number. If the Information and Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, the U.S. holder (or other U.S. payee) may be subject to a $50 penalty imposed by the IRS, and any reportable payments made to such person may be subject to backup withholding at the applicable rate, currently 28%. Such reportable payments generally will be subject to information reporting, even if the Information and Exchange Agent is provided with a TIN. If a U.S. holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. holder should write "Applied For" in the space provided for the TIN in Part I of Form W-9, sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If "Applied For" is written in Part I and the Information and Exchange Agent is not provided with a TIN prior to the date of payment, the Information and Exchange Agent will withhold 28% of any reportable payments made to the U.S. holder. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete Form W-9 if the Old Notes are held in more than one name), consult the instructions in Form W-9. Form W-9 and instructions are included at the back of this Consent and Letter of Transmittal. All IRS forms mentioned herein (and the instructions thereto) may also be obtained on the IRS website at www.irs.gov.

        Certain persons (including, among others, all corporations and certain non-U.S. persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. persons should indicate their exempt status on Form W-9. To satisfy the Information and Exchange Agent that a non-U.S. person qualifies as an exempt recipient, such person must submit a properly completed appropriate IRS Form W-8 (W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, or W-8IMY), signed under penalties of perjury, attesting to that person's non-U.S. status. The applicable IRS Form W-8 can be obtained from the Information and Exchange Agent. Holders should consult their tax advisors as to any qualification for exemption from backup withholding, and the procedure for obtaining the exemption.

        A person's failure to complete Form W-9, the applicable IRS Form W-8 or other appropriate form will not, by itself, cause such person's Old Notes to be deemed not properly tendered but may require the Information and Exchange Agent to withhold a portion of any payments made to such person pursuant to the Exchange Offer and other transactions described in the Offering Memorandum. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of U.S. federal income tax withheld will be creditable against the U.S. federal income tax liability of a person subject to backup withholding. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is timely furnished to the IRS.

        As described in the Offering Memorandum, interest payments made to a non-U.S. holder will be subject to 30% U.S. federal withholding tax unless the holder provides proper certification on the applicable IRS Form W-8.

        NOTE: FAILURE TO COMPLETE AND RETURN AN APPLICABLE IRS FORM W-9 OR IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF 28% (AND OTHER WITHHOLDING DESCRIBED ABOVE) ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFERS AND OTHER TRANSACTIONS DESCRIBED IN THE OFFERING MEMORANDUM. PLEASE REVIEW FORM W-9 AND INSTRUCTIONS CONTAINED IN THIS CONSENT AND LETTER OF TRANSMITTAL AND CONSULT YOUR TAX ADVISOR FOR ADDITIONAL DETAILS.

        IMPORTANT: THIS CONSENT AND LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF TOGETHER WITH OLD NOTES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE INFORMATION AND EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION TIME.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me on account of the New Unsecured Notes shall be retained until I provide a taxpayer identification number to the Information and Exchange Agent and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

SIGNATURE:	DATE:

QuickLinks

  Exhibit 99.(a)(1)(ii)
Tendering Old Notes and Delivering Consents and Election to Subscribe for Common Stock in the Rights Offering
NOTE: SIGNATURES MUST BE PROVIDED BELOW BY ALL HOLDERS TENDERING OLD NOTES PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
NOTE: SIGNATURES MUST BE PROVIDED BELOW BY ALL HOLDERS DELIVERING CONSENTS. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
TENDERING HOLDER(S) SIGN HERE (To be completed by all tendering holders of Old Notes) (In addition, complete Form W-9 or applicable Form W-8; see Instruction 12)
SIGNATURE GUARANTEE (If required; see Instruction 4)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 4 and 5)
INSTRUCTIONS Forming Part of the Terms and Conditions of the Exchange Offer, Consent Solicitation and Rights Offering